Exhibit 10.2
GURU INTERNATIONAL, INC.

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of the 27th day of April, 1999 by and between Guru International, Inc. and its subsidiaries (the “Company”), and Rivington Investments N.V. (“Consultant”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. SERVICES AND COMPENSATION

(a) Consultant agrees to perform for the Company the services (“Services”) described in Exhibit A, attached hereto.

(b) The Company agrees to pay Consultant the compensation set forth in Exhibit A for the performance of the Services.

2. CONFIDENTIALITY

(a) Definition. “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

(b) Non-Use and Non-Disclosure. Consultant will not, during or subsequent to the term of this Agreement, use the Company’s Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company’s Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company’s favor identical to Sections 2, 3 and 4 of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure. Without the Company’s prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this arrangement with the Company.

(c) Former Employer’s Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Consultant under this Agreement.

(d) Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

(e) Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property or Confidential Information that Consultant may have in Consultant’s possession or control.

3. OWNERSHIP

(a) Assignment. Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, “Inventions”) conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

(b) Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.

(c) Pre-Existing Materials. Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant shall inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention; and (ii) the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

(d) Attorney in Fact. Consultant agrees that if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

4. CONFLICTING OBLIGATIONS

Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.

5. TERM AND TERMINATION

(a) Term. This Agreement will commence on the date first written above and will continue until the earlier of (i) final completion of the Services or (ii) termination as provided below.

(b) Termination. The Company may terminate this Agreement upon giving two weeks prior written notice thereof to Consultant. Any such notice shall be addressed to Consultant at the address shown below or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

(c) Survival. Upon such termination all rights and duties of the parties toward each other shall cease except:

(i) that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof and

(ii) Sections 2 (Confidentiality), 3 (Ownership) and 7 (Independent Contractors) shall survive termination of this Agreement.

6. ASSIGNMENT

Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

7. INDEPENDENT CONTRACTOR

It is the express intention of the parties that Consultant is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney’s fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, or (iii) any breach by the Consultant or Consultant’s assistants, employees or agent sof any of the covenants contained in this Agreement.

8. BENEFITS

Consultant acknowledges and agrees and it is the intent of the parties hereto that Consultant receive no Company-sponsored benefits from the Company either as a Consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company’s benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.

9. ARBITRATION AND EQUITABLE RELIEF

(a) Disputes. Except as provided in Section 9(d) below, the Company and Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in San Francisco County, California, in accordance with the Commercial Arbitration Rules, supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction.

(b) Consent to Personal Jurisdiction. The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c) Costs. The Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses unless otherwise required by law.

(d) Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

(e) Acknowledgment. CONSULTANT HAS READ AND UNDERSTANDS SECTION 9, WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 9 (d), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

10. GOVERNING LAW

This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

11. ENTIRE AGREEMENT

This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

12. ATTORNEY’S FEES

In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees, in addition to any other relief to which that party may be entitled.

13. SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

14. COUNTERPARTS

This agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

        RIVINGTON INVESTMENT N.V.

        By: /s/ EQUITY TRUST (CURACAO) N.V.

        Title: Managing Director

        Address: Scharlcoweg Bl, PO Box 5
        Curacao, Netherlands Antil

        GURU INTERNATIONAL, INC.

        By:_________________________

        Title:________________________

        Address:_____________________

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

        RIVINGTON INVESTMENTS N.V.

        By: _________________________

        Title: ________________________

        Address: _____________________

        GURU INTERNATIONAL, INC.
        By: Robert S.

        Title: Chairman

        Address: Jerusalem Tech. Park, Israel

EXHIBIT A

SERVICES AND COMPENSATION

1.  Contact. Consultant’s principal Company contact:
Name: EQUITY TRUST (CURACAO) N.V.
Title: MANAGING DIRECTOR

2.	Services. Consultant will render to the Company the following Services;

Consultant will be available for at least 4 hours per month for the purpose of providing strategic business planning and product critique. ______________________________________________________________________________________________________________________________

3.	Compensation.

(a) The unvested portion of all stock options held by Consultant under the Stock Option Agreement between the Company and Consultant, dated ___, 1999 (the “Option Agreement”), shall vest during the term of this Agreement according to the vesting schedule set forth in the Option Agreement. Any vested stock options held by Consultant shall remain exercisable until 90 days after the termination of this Agreement.

(c) The Company shall reimburse Consultant for all reasonable travel and living expenses incurred by Consultant in performing Services pursuant to this Agreement, provided Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses.

(d) Consultant shall submit all statements for services and expenses in a form prescribed by the Company every two weeks and such statement shall be approved by the contact person listed above or other designated agent of the Company.

GURU INTERNATIONAL, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made as of April 27, 1999 between Guru International, Inc., a Delaware corporation (the “Company”), and Rivington Investment, N.V. (the “Optionee”).

1.  Grant of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase 50,000 shares (“Shares”) of the Company’s common stock (“Common Stock”) at an exercise price of $0.05 per Share (the “Exercise Price”). This Option is no intended to be an incentive stock option within the meaning of Section 4.2 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.  Vesting Schedule. This Option may be exercised, in whole or in part, in accordance within the following schedule:

1/24th of the Shares subject to the Option shall vest each month after the date of grant, subject to Optionee’s continued consultancy with the Company.

3. Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and shall be delivered to Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable law. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

4. Term of Option. Subject to earlier termination as specified herein, this Option may be exercised until April 27, 2009, after which this Option shall terminate.

5. Termination of Relationship.

(a) In the event of termination of Optionee’s status as a consultant of the Company for Cause (as defined below), this Option may be exercised for a period of ninety (90) days after the date of such termination (but in no event later than the expiration date of this Option as set forth in Section 4 above) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

Board and give the Optionee the right to exercise his or her Option as to any unexercised, vested part of the Optioned Stock.

(b) In the event of termination of Optionee's status as a consultant of the Company for any reason other than for Cause, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable for a period of ninety (90) days after the date of such termination (but in no event later than the expiration date of this Option as set forth in Section 4 above). To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

(c) For the purposes of this Section 3, "Cause" shall mean any of the following:

(i) any material breach of the Consulting Agreement dated the date hereof between the Company and Optionee (the "Consulting Agreement") by Optionee or Optionee's representatives performing on behalf of Optionee as consultant to the Company (Optionee or such representatives, the "Consultant");

(ii) inability of Consultant to perform under the Consulting Agreement;

(iii) a willful act by Consultant which constitutes gross misconduct and which is injurious to the Company;

(iv) continued violations by the Consultant of Consultant's obligations under the Consulting Agreement after there has been delivered to the Consultant a written demand for performance from the Company which describes the basis for the Company's belief that the Consultant has not substantially performed its duties as the Company's consultant;

(v) any material act of personal dishonesty involving the in connection with its responsibilities as a Consultant to the Company; or

(vi) the conviction or plea of guilty or nolo contendere to a felony of Consultant which the Company's Board of Directors reasonably believes had or will have a material detrimental effect on the Company's reputation or business.

6. Optionee's Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B.

7. Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering of the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

8. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash; or

(b) check; or

(c) surrender of other shares of Common Stock of the Company which (i) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a fair market value (as determined by the Board of Directors of the Company (the "Board") in good faith) ("Fair Market Value") on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised;, or

(d) to the extent permitted by the Board, delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

9. Non-Transferability of Option. This Option may not be transferred in any manner and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by this Option, as well as the price per share of Common Stock covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that this Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that this Option shall terminate as of a date fixed by the Board and give the Optionee the right to exercise his or her Option as to any unexercised, vested part of the Optioned Stock.

(c) Merger, Acquisition, or Asset Sale. (i) In the event of a merger of the Company with or into another corporation, an acquisition of all or substantially all of the shares of the Company, or the sale of substantially all of the assets of the Company (each such event, a “Transaction”), each outstanding Option shall be assumed on an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Transaction, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following a Transaction, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the Transaction, the consideration (whether stock cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the Transaction (and if the holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration by holders of Common Stock in the merger or sale of assets.

11. Tax Consequences. Some of the federal tax consequences relating to the exercise and disposition of this Option, as of the date of this Option are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee or a former employee, the Company will be required to withhold from his compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, any may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Disposition of Shares. If the Optionee holds Shares acquired upon exercise of the Option for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

12. Entire Agreement Governing Law. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Options with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

13. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING TO PROVIDE SERVICES AS A CONSULTANT OF THE COMPANY AS PROVIDED HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIPS AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE/ RIVINGTON INVESTMENTS N.V.	GURU INTERNATIONAL, INC.

/s/	/s/ Robert S. Rosenschein
Signature	By
EQUITY TRUST (CURACAO) N.V. Managing Director
Chairman
Print Name Scharloowag B1, P.O. Box 504 Curacao, Netherlands Antilles Residence Address	Title: